AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT

PIMCO FUNDS
840 Newport Center Drive
Newport Beach, California 92660

February 23, 2009

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

Dear Sirs:

This contract dated February 23, 2009 (the "Contract") amends and restates the Investment Advisory Contract dated May 5, 2000, as restated August 19, 2003, between PIMCO Funds (the "Trust") and Pacific Investment Management Company LLC (the "Adviser"). This Contract will confirm the agreement between the Trust and Adviser as follows:

1. The Trust is an open-end investment company which has separate investment portfolios, listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (the publicly registered funds are collectively defined as the "Funds" and each, a "Fund"; the privately registered portfolios are collectively defined as the "Portfolios" and each, a "Portfolio"), all of which are subject to this agreement, as supplemented. Additional investment portfolios may be established in the future. This Contract shall pertain to the Funds and Portfolios and to such additional investment portfolios as shall be designated in amendments or Supplements to this Contract, as further agreed between the Trust and the Adviser. Twelve separate classes of shares of beneficial interest in the Trust may be offered to investors in each Fund. The Trust engages in the business of investing and reinvesting the assets of each Fund and Portfolio in the manner and in accordance with the investment objective and restrictions applicable to that Fund and Portfolio as specified in the currently effective Prospectus or Offering Memorandum (such Prospectus or Offering Memorandum is hereafter referred to as the "Prospectus") for the Trust included in the registration statements, as amended from time to time (the "Registration Statement"), filed by the Trust under the Investment Company Act of 1940 (the "1940 Act") and the Securities Act of 1933 (the "1933 Act") if applicable. Copies of the documents referred to in the preceding sentence have been furnished to the Adviser. Any amendments to those documents shall be furnished to the Adviser promptly. Pursuant to a Distribution Contract, as amended (the "Distribution Contract"), between the Trust and Allianz Global Investors Distributors LLC (the "Distributor"), the Funds and Portfolios have employed the Distributor to serve as principal underwriter for the shares of beneficial interest of the Trust. Pursuant to a Supervision and Administration Agreement between the Trust and the Adviser, the Trust has also retained the Adviser to provide the Funds and Portfolios with supervisory, administrative and other services.

2. The Trust hereby appoints the Adviser to provide the investment advisory services specified in this Contract and the Adviser hereby accepts such appointment.

3. (a) The Adviser shall, at its expense, (i) employ or associate with itself such persons as it believes appropriate to assist it in performing its obligations under this Contract and (ii) provide all services, equipment and facilities necessary to perform its obligations under this Contract. The Adviser may from time to time seek research assistance and rely on investment management resources available to it through its affiliated companies, but in no case shall such reliance relieve the Adviser of any of its obligations hereunder, nor shall the Trust be responsible for any additional fees or expenses hereunder as a result.

(b) The Trust shall be responsible for all of its expenses and liabilities, including compensation of its Trustees who are not affiliated with the Adviser, the Distributor or any of their affiliates; taxes and governmental fees; interest charges; fees and expenses of the Trust's independent accountants and legal counsel; trade association membership dues; fees and expenses of any custodian (including maintenance of books and accounts and calculation of the net asset value of shares of the Trust), transfer agent, registrar and dividend disbursing agent of the Trust; expenses of issuing, selling, redeeming, registering and qualifying for sale shares of beneficial interest in the Trust; expenses of preparing and printing share certificates, prospectuses and reports to shareholders, notices, proxy statements and reports to regulatory agencies; the cost of office supplies, including stationery; travel expenses of all officers, Trustees and employees; insurance premiums; brokerage and other expenses of executing portfolio transactions; expenses of shareholders' meetings; organizational expenses; and extraordinary expenses. Notwithstanding the foregoing, the Trust may enter into a separate agreement, which shall be controlling over this Contract, as amended, pursuant to which some or all of the foregoing expenses of this Section 3(b) shall be the responsibility of the other party or parties to that agreement.

4. (a) The Adviser shall provide to the Trust investment guidance and policy direction in connection with the management of the Funds and Portfolios, including oral and written research, analysis, advice, and statistical and economic data and information.

Consistent with the investment objectives, policies and restrictions applicable to the Trust and its Funds and Portfolios, the Adviser will determine the securities and other assets to be purchased or sold by each Fund or Portfolio of the Trust and will determine what portion of each Fund or Portfolio shall be invested in securities or other assets, and what portion, if any, should be held uninvested.

The Trust will have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to investment advisory clients of the Adviser. It is understood that the Adviser will not, to the extent inconsistent with applicable law, use any material nonpublic information pertinent to investment decisions undertaken in connection with this Contract that may be in its possession or in the possession of any of its affiliates.

(b) The Adviser also shall provide to the officers of the Trust administrative assistance in connection with the operation of the Trust, the Funds and Portfolios, which shall include (i) compliance with all reasonable requests of the Trust for information, including information required in connection with the Trust's filings with the Securities and Exchange Commission and state securities commissions, and (ii) such other services as the Adviser shall from time to time determine to be necessary or useful to the administration of the Trust, Funds and Portfolios.

(c) As manager of the assets of the Funds and Portfolios, the Adviser shall make investments for the account of the Funds and Portfolios in accordance with the Adviser's best judgment and within the investment objectives, policies, and restrictions set forth in the Prospectus, the 1940 Act and the provisions of the Internal Revenue Code relating to regulated investment companies, subject to policy decisions adopted by the Trust's Board of Trustees.

(d) The Adviser shall furnish to the Trust's Board of Trustees periodic reports on the investment performance of the Trust and its Funds and Portfolios and on the performance of its obligations under this Contract and shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.

(e) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Fund or Portfolio as well as other of its clients, the Adviser, to the extent permitted by applicable law, may aggregate the securities to be so sold or purchased in order to obtain the best execution of the order or lower brokerage commissions, if any. The Adviser may also on occasion purchase or sell a particular security for one or more clients in different amounts. On either occasion, and to the extent permitted by applicable law and regulations, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Trust and to such other customers.

(f) The Adviser may cause a Fund and/or Portfolio to pay a broker which provides brokerage and research services to the Adviser a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless the Adviser determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Adviser's overall responsibilities to the Trust and any other of the Adviser's clients.

(g) The Adviser may itself, or may cause a Fund and/or Portfolio to, commence, join in, consent to or oppose the reorganization, recapitalization, consolidation, sale, merger, foreclosure, liquidation or readjustment of the finances of any person or the securities or other property thereof, and to deposit any securities or other property with any protective, reorganization or similar committee. Without limiting the generality of the foregoing, the Adviser may represent a Fund and/or Portfolio on a creditors' (or similar) committee.

(h) The Adviser shall have sole authority to exercise whatever powers the Trust may possess with respect to any of the assets of a Fund and/or Portfolio, including, but not limited to, the right to vote proxies, the power to exercise rights, options, warrants, conversion privileges and redemption privileges, and to tender securities pursuant to a tender offer.

5. The Adviser shall give the Trust the benefit of the Adviser's best judgment and efforts in rendering services under this Contract. As an inducement to the Adviser's undertaking to render these services, the Trust agrees that the Adviser shall not be liable under this Contract for any mistake in judgment or in any other event whatsoever, provided that nothing in this Contract shall be deemed to protect or purport to protect the Adviser against any liability to the Trust or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties under this Contract or by reason of the Adviser's reckless disregard of its obligations and duties hereunder.

6. In consideration of the services to be rendered by the Adviser under this Contract, each Fund and each Portfolio of the Trust shall pay the Adviser a monthly fee on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund or Portfolio, as applicable, during the preceding month, at the annual rates provided for in Exhibit A, as such Exhibit A may be amended from time to time.

If the fees payable to the Adviser pursuant to this paragraph 6 begin to accrue before the end of any month or if this Contract terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be pro-rated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fees, the value of the net assets of each Fund and each Portfolio shall be computed in the manner specified in the Prospectus for the computation of net asset value. For purposes of this Contract, a "business day" is any day a Fund and/or Portfolio is open for business or as otherwise provided in the Trust's Prospectus.

7. (a) This amended and restated Contract shall become effective with respect to the Funds and Portfolios on February 23, 2009 (and, with respect to any amendment, or with respect to any additional fund or portfolio, the date of the amendment or Supplement hereto) and shall continue in effect with respect to a Fund or Portfolio until August 31, 2009 (or, with respect to any additional fund or portfolio, the date of the Supplement) and shall continue thereafter only so long as the continuance is specifically approved at least annually (i) by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or Portfolio or by the Trust's Board of Trustees and
(ii) by the vote, cast in person at a meeting called for such purpose, of a majority of the Trust's trustees who are not parties to this Contract or "interested persons" (as defined in the 1940 Act) of any such party.

(b) This Contract may be terminated with respect to a Fund or Portfolio (or any additional fund or portfolio) at any time, without the payment of any penalty, by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund or Portfolio or by a vote of a majority of the Trust's entire Board of Trustees on 60 days' written notice to the Adviser or by the Adviser on 60 days' written notice to the Trust. This Contract (or any Supplement hereto) shall terminate automatically in the event of its assignment (as defined in the 1940 Act).

8. Except to the extent necessary to perform the Adviser's obligations under this Contract, nothing herein shall be deemed to limit or restrict the right of the Adviser, or any affiliate of the Adviser, or any employee of the Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

9. The investment management services of the Adviser to the Trust under this Contract are not to be deemed exclusive as to the Adviser and the Adviser will be free to render similar services to others.

10. It is understood that the names "Pacific Investment Management Company LLC" or "PIMCO" or any derivative thereof or logo associated with those names and other servicemarks and trademarks owned by the Adviser or its affiliates are the valuable property of the Adviser and its affiliates, and that the Trust and/or the Funds and Portfolios may use such names (or derivatives or logos) only as permitted by the Adviser.

11. This Contract shall be construed in accordance with the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

12. The Declaration of Trust establishing the Trust, as amended and restated effective March 31, 2000, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "PIMCO Funds" refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.

						Very truly yours,

						PIMCO FUNDS



						By: /s/ Ernest L. Schmider
						Title:	President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC



By: /s/ Brent R. Harris
Title:	Managing Director

EXHIBIT A
(as of February 23, 2009)

PIMCO Funds

Fund 				    Investment Advisory Fee

PIMCO All Asset Fund				     0.175%
PIMCO All Asset All Authority Fund		      0.20%
PIMCO California Intermediate Municipal Bond Fund    0.225%
PIMCO California Short Duration Municipal Income Fund 0.20%
PIMCO Commercial Mortgage Securities Fund	      0.40%
PIMCO CommodityRealReturn Strategy Fund		      0.49%
PIMCO Convertible Fund				      0.40%
PIMCO Developing Local Markets Fund		      0.45%
PIMCO Diversified Income Fund			      0.45%
PIMCO EM Fundamental IndexPLUS TR Strategy Fund	      0.85%
PIMCO Emerging Local Bond Fund			      0.45%
PIMCO Emerging Markets Bond Fund		      0.45%
PIMCO Extended Duration Fund			      0.25%
PIMCO Floating Income Fund			      0.30%
PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)	      0.25%
PIMCO Foreign Bond Fund (Unhedged)		      0.25%
PIMCO Fundamental Advantage Tax Efficient
Strategy Fund					      0.64%
PIMCO Fundamental Advantage Total Return
Strategy Fund					      0.64%
PIMCO Fundamental IndexPLUS Fund		      0.45%
PIMCO Fundamental IndexPLUS TR Fund		      0.54%
PIMCO Global Advantage Strategy Bond Fund	      0.40%
PIMCO Global Bond Fund (Unhedged)		      0.25%
PIMCO Global Bond Fund (U.S. Dollar-Hedged)	      0.25%
PIMCO Global Multi-Asset Fund			      0.90%
PIMCO GNMA Fund					      0.25%
PIMCO Government Money Market Fund		      0.12%
PIMCO High Yield Fund				      0.25%
PIMCO High Yield Municipal Bond Fund		      0.30%
PIMCO Income Fund				      0.25%
PIMCO International StocksPLUS TR Strategy Fund
(U.S. Dollar-Hedged)				      0.45%
PIMCO International StocksPLUS TR Strategy Fund
(Unhedged)					      0.39%
PIMCO Investment Grade Corporate Bond Fund	      0.25%
PIMCO Liquid Assets Fund			      0.10%
PIMCO Loan Obligation Fund			      0.25%
PIMCO Long Duration Fund			      0.25%
PIMCO Long Duration Total Return Fund 		      0.25%
PIMCO Long-Term Credit Fund			      0.30%
PIMCO Long-Term U.S. Government Fund		     0.225%
PIMCO Low Duration Fund				      0.25%
PIMCO Low Duration Fund II			      0.25%
PIMCO Low Duration Fund III			      0.25%
PIMCO Moderate Duration Fund			      0.25%
PIMCO Money Market Fund				      0.12%
PIMCO Mortgage-Backed Securities Fund		      0.25%
PIMCO Municipal Bond Fund			     0.225%
PIMCO New York Municipal Bond Fund		     0.225%
PIMCO Real Return Fund				      0.25%
PIMCO Real Return Asset Fund			      0.30%
PIMCO RealEstateRealReturn Strategy Fund	      0.49%
PIMCO RealRetirement 2010 Fund			      0.70%
PIMCO RealRetirement 2020 Fund			      0.70%
PIMCO RealRetirement 2030 Fund(1)		      0.75%
PIMCO RealRetirement 2040 Fund(2)		      0.80%
PIMCO RealRetirement 2050 Fund(3)		      0.80%
PIMCO Short Duration Municipal Income Fund	      0.20%
PIMCO Short-Term Fund				      0.25%
PIMCO Small Cap StocksPLUS TR Fund		      0.44%
PIMCO StocksPLUS Fund				      0.25%
PIMCO StocksPLUS Long Duration Fund		      0.35%
PIMCO StocksPLUS Municipal-Backed Fund		      0.34%
PIMCO StocksPLUS TR Short Strategy Fund		      0.44%
PIMCO StocksPLUS Total Return Fund		      0.39%
PIMCO Total Return Fund				      0.25%
PIMCO Total Return Fund II			      0.25%
PIMCO Total Return Fund III			      0.25%
PIMCO Treasury Money Market Fund		      0.12%
PIMCO Unconstrained Bond Fund			      0.60%
PIMCO Unconstrained Tax Managed Bond Fund 	      0.40%


Private Account Portfolio Series

Portfolio 			    Investment Advisory Fee

PIMCO Asset-Backed Securities Portfolio		      0.02%
PIMCO Asset-Backed Securities Portfolio II	      0.02%
PIMCO Developing Local Markets Portfolio	      0.02%
PIMCO Emerging Markets Portfolio		      0.02%
PIMCO High Yield Portfolio	 		      0.02%
PIMCO International Portfolio			      0.02%
PIMCO Investment Grade Corporate Portfolio	      0.02%
PIMCO Long Duration Corporate Bond Portfolio	      0.02%
PIMCO Mortgage Portfolio			      0.02%
PIMCO Mortgage Portfolio II			      0.02%
PIMCO Municipal Sector Portfolio		      0.02%
PIMCO Opportunity Portfolio			      0.02%
PIMCO Real Return Portfolio			      0.02%
PIMCO Short-Term Floating NAV Portfolio(4)	      0.00%
PIMCO Short-Term Floating NAV Portfolio II	      0.02%
PIMCO Short-Term Portfolio			      0.02%
PIMCO Short-Term Portfolio II			      0.02%
PIMCO U.S. Government Sector Portfolio		      0.02%
PIMCO U.S. Government Sector Portfolio II	      0.02%
________________________________________
(1) Effective April 1, 2015, the Fund's investment advisory fee will be reduced to 0.70%.
(2) Effective April 1, 2015, the Fund's investment advisory fee will be reduced to 0.75%. Effective April 1, 2025, the Fund's investment advisory fee will be further reduced to 0.70%.
(3) Effective April 1, 2025, the Fund's investment advisory fee will be reduced to 0.75%. Effective April 1, 2035, the Fund's investment advisory fee will be further reduced to 0.70%.
(4) Short-Term Floating NAV Portfolio is offered only to other series of the PIMCO Funds (each an 'Investing Fund') or other series of registered investment companies for which PIMCO serves as investment adviser. Short-Term Floating NAV Portfolio does not pay an investment advisory fee to PIMCO. By investing in the Short-Term Floating NAV Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing
    Fund is currently obligated to pay PIMCO as indicated on this Exhibit
    A, will be designated as compensation for the investment advisory services PIMCO provides to Short-Term Floating NAV Portfolio under the Contract.


-------------------------------------------------------------------------------


SUPPLEMENT TO AMENDED AND RESTATED INVESTMENT ADVISORY CONTRACT

PIMCO Funds
840 Newport Center Drive
Newport Beach, California 92660

August 17, 2010

Pacific Investment Management Company LLC
840 Newport Center Drive
Newport Beach, California 92660

RE: PIMCO High Yield Spectrum Fund and PIMCO Funds: Private Account Portfolio
    Series FX Strategies Portfolio (the "Funds")

Dear Sirs:

As provided in the Amended and Restated Investment Advisory Contract between PIMCO Funds (the "Trust") and Pacific Investment Management Company LLC (the "Adviser"), dated February 23, 2009 (the "Contract"), the parties may amend the Contract to add additional series of the Trust, under the same terms and conditions as set forth in the Contract, and at a fee rate set forth in Exhibit A to the Contract, as may be amended from time to time.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof to add the Funds to Exhibit A. The current Exhibit A is replaced with the new Exhibit A attached hereto.

The Declaration of Trust establishing the Trust, as amended and restated effective March 31, 2000, a copy of which, together with all amendments thereto (the "Declaration"), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "PIMCO Funds" refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

EXHIBIT A
(as of August 17, 2010)

PIMCO Funds

Fund 				    Investment Advisory Fee
All Asset Fund					     0.175%
All Asset All Authority Fund	  	              0.20%
California Intermediate Municipal Bond Fund	     0.225%
California Short Duration Municipal Income Fund	      0.18%
Commercial Mortgage Securities Fund	  	      0.40%
CommoditiesPLUS Short Strategy Fund 		      0.54%
CommoditiesPLUS Strategy Fund 		              0.49%
CommodityRealReturn Strategy Fund	       	      0.49%
Convertible Fund	  	                      0.40%
Developing Local Markets Fund	  	              0.45%
Diversified Income Fund	  	                      0.45%
EM Fundamental IndexPLUS TR Strategy Fund	      0.85%
Emerging Local Bond Fund	  	              0.45%
Emerging Markets Bond Fund	  	              0.45%
Emerging Markets and Infrastructure Bond Fund	      0.85%
Extended Duration Fund	  	                      0.25%
Floating Income Fund	  	                      0.30%
Foreign Bond Fund (U.S. Dollar-Hedged)	  	      0.25%
Foreign Bond Fund (Unhedged)	  	              0.25%
Fundamental Advantage Total Return Strategy Fund      0.64%
Fundamental IndexPLUS Fund	  	              0.45%
Fundamental IndexPLUS TR Fund	  	              0.54%
Global Advantage Strategy Bond Fund		      0.40%
Global Bond Fund (Unhedged)	  	              0.25%
Global Bond Fund (U.S. Dollar-Hedged)	  	      0.25%
Global Multi-Asset Fund		                      0.90%
GNMA Fund	  	                              0.25%
Government Money Market Fund		              0.12%
High Yield Fund	  	                              0.25%
High Yield Municipal Bond Fund	  	              0.30%
High Yield Spectrum Fund		              0.30%
Income Fund	  	                              0.25%
International StocksPLUS TR Strategy Fund
(U.S. Dollar-Hedged)				      0.45%
International StocksPLUS TR Strategy Fund
(Unhedged)					      0.39%
Investment Grade Corporate Bond Fund	  	      0.25%
Liquid Assets Fund	  			      0.10%
Loan Obligation Fund	  			      0.25%
Long Duration Fund				      0.25%
Long Duration Total Return Fund 	  	      0.25%
Long-Term Credit Fund				      0.30%
Long-Term U.S. Government Fund	  		     0.225%
Low Duration Fund	  			      0.25%
Low Duration Fund II	  			      0.25%
Low Duration Fund III	  			      0.25%
Moderate Duration Fund	  			      0.25%
Money Market Fund	  			      0.12%
Mortgage-Backed Securities Fund			      0.25%
MuniGO Fund					      0.20%
Municipal Bond Fund	  			      0.20%
New York Municipal Bond Fund	  		     0.225%
Real Income 2019 Fund				      0.19%
Real Income 2029 Fund				      0.19%
Real Return Fund	  			      0.25%
Real Return Asset Fund	  			      0.30%
RealEstateRealReturn Strategy Fund	  	      0.49%
RealRetirement 2010 Fund	  		      0.70%
RealRetirement 2020 Fund	  		      0.70%
RealRetirement 2030 Fund(1)	  		      0.75%
RealRetirement 2040 Fund(2)	  		      0.80%
RealRetirement 2050 Fund(3)	  		      0.80%
Short Duration Municipal Income Fund	  	      0.18%
Short-Term Fund	  				      0.25%
Small Cap StocksPLUS TR Fund	  		      0.44%
StocksPLUS Fund	  				      0.25%
StocksPLUS Long Duration Fund	  		      0.35%
StocksPLUS Municipal-Backed Fund	  	      0.34%
StocksPLUS TR Short Strategy Fund	  	      0.44%
StocksPLUS Total Return Fund	  		      0.39%
Tax Managed Real Return Fund			      0.25%
Total Return Fund	  			      0.25%
Total Return Fund II	  			      0.25%
Total Return Fund III	  			      0.25%
Treasury Money Market Fund			      0.12%
Unconstrained Bond Fund				      0.60%
Unconstrained Tax Managed Bond Fund 	  	      0.40%


Private Account Portfolio Series

Portfolio 			    Investment Advisory Fee
Asset-Backed Securities Portfolio	  	      0.02%
Asset-Backed Securities Portfolio II	  	      0.02%
Developing Local Markets Portfolio	  	      0.02%
Emerging Markets Portfolio			      0.02%
FX Strategies Portfolio	  			      0.02%
High Yield Portfolio	  			      0.02%
International Portfolio	  			      0.02%
Investment Grade Corporate Portfolio	  	      0.02%
Long Duration Corporate Bond Portfolio		      0.02%
Mortgage Portfolio	  			      0.02%
Mortgage Portfolio II	  			      0.02%
Municipal Sector Portfolio	  		      0.02%
Opportunity Portfolio	  			      0.02%
Real Return Portfolio	  			      0.02%
Short-Term Floating NAV Portfolio(4)		      0.00%
Short-Term Floating NAV Portfolio II		      0.02%
Short-Term Portfolio	  			      0.02%
U.S. Government Sector Portfolio	  	      0.02%
U.S. Government Sector Portfolio II	  	      0.02%
________________________________________
(1) Effective April 1, 2015, the Fund's investment advisory fee will be reduced to 0.70%.
(2) Effective April 1, 2015, the Fund's investment advisory fee will be reduced to 0.75%. Effective April 1, 2025, the Fund's investment advisory fee will be further reduced to 0.70%.
(3) Effective April 1, 2025, the Fund's investment advisory fee will be reduced to 0.75%. Effective April 1, 2035, the Fund's investment advisory fee will be further reduced to 0.70%.
(4) Short-Term Floating NAV Portfolio will be offered only to other series of the PIMCO Funds (each an "Investing Fund") or other series of registered investment companies for which PIMCO serves as investment adviser. Short-Term Floating NAV Portfolio does not pay an investment advisory fee to PIMCO. By investing in the Short-Term Floating NAV Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to Short-Term Floating NAV Portfolio under the Contract.


If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please so indicate by signing, dating and returning to the Trust the enclosed copy hereof.

						Very truly yours,

						PIMCO FUNDS



						By: /s/ Henrik Larsen
						Title:	Vice President

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC



By: /s/ Brent R. Harris
Title:	Managing Director


PIMCO FUNDS, on behalf of its series Private
Account Portfolio Series: Short-Term Floating NAV
Portfolio


By: /s/ Henrik Larsen
Title:  Vice President